Exhibit 5


                                SIDLEY & AUSTIN
                            One First National Plaza
                            Chicago, Illinois 60603
                                 (312) 853-7000



                               March 25, 1997


Telephone and Data Systems, Inc.
Suite 4000
30 North LaSalle Street
Chicago, Illinois  60602

                  Re:      Telephone and Data Systems, Inc.
                           Registration Statement on Form S-8

Ladies and Gentlemen:

                  We are counsel to Telephone and Data Systems, Inc., an Iowa corporation (the "Company"), and have represented the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of 15,000 shares, par value $1.00 per share (the "Common Shares"), of the Company pursuant to the Telephone and Data Systems, Inc. Compensation Plan for Non-Employee Directors (the "Plan").

                  In rendering this opinion, we have examined and relied upon a copy of the Plan and the Registration Statement, including the related Prospectus dated the date hereof. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

                  Based on the foregoing, we are of the opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of Iowa;

and

                  2. Each Common Share will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) such Common Share shall have been duly issued in the manner contemplated by the Plan; and (iii) a certificate representing such Common Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against receipt of the agreed consideration therefor (not less than the par value thereof) in accordance with the Plan.

                  We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Common Shares.

                  Except as expressly stated in the next sentence, this opinion is limited to the Securities Act to the extent applicable. Insofar as the opinions expressed above relate to matters governed by the laws of the State of Iowa, we have


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Telephone and Data Systems, Inc.
March 25, 1997
Page 2

not made an independent examination of such laws, but have relied exclusively, with your consent, as to such laws upon the attached opinion of Nyemaster, Goode, McLaughlin, Voigts, West, Hansel & O'Brien, P.C. of Des Moines, Iowa.

                  The Company is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of the Company and certain subsidiaries of the Company, Michael G. Hron, the Secretary of the Company and certain subsidiaries of the Company, William S. DeCarlo, the Assistant Secretary of the Company and certain subsidiaries of the Company, Stephen P. Fitzell, the Secretary of certain subsidiaries of the Company, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of the Company, are partners of this Firm.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm in or made a part of the Registration Statement, including the related Prospectus dated the date hereof.

                                Very truly yours,



                                SIDLEY & AUSTIN









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                      NYEMASTER, GOODE, McLAUGHLIN, VOIGTS,
                             WEST, HANSELL & O'BRIEN
                                 1900 Hub Tower
                                699 Walnut Street
                             Des Moines, Iowa 50309
                                 (515) 283-3100



                                 March 25, 1997



Sidley & Austin
One First National Plaza
Chicago, Illinois  60603

         Re:      Telephone and Data Systems, Inc.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as special Iowa counsel with respect to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Telephone and Data Systems, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 15,000 Shares, $1.00 par value (the "Shares"), to be issued pursuant to the terms of the Telephone and Data Systems, Inc. Compensation Plan for Non-Employee Directors (the "Plan").

                  In rendering our opinion, we have examined and relied upon a copy of the Plan, the Registration Statement and the Prospectus relating to the Plan. We have also examined such records, documents and questions of law as we have considered relevant and necessary as a basis for this opinion. As to matters of fact material to our opinions, we have with your agreement relied upon certificates of officers of the Company. We have assumed with your agreement the authenticity of all documents submitted to us as originals, the conformity with the original documents of any copies submitted to us for our examination and the authenticity of the original of any such copies.

                  Based  on  the   foregoing,   and  subject  to  the  foregoing
qualifications and limitations, it is our opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of Iowa.

                  2. The Shares will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Shares shall have been duly issued in the manner contemplated by the Plan; and (iii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto in accordance with the Plan.

                  We are admitted to the Bar of the State of Iowa, and express no opinion herein as to the laws of any other jurisdiction, including the laws of the United States of America.

                  Except as expressly set forth herein, we express no opinion, and no opinion is implied or may be inferred, in connection with the Registration Statement, the Plan or the issuance of the Shares. Without limiting the generality of the foregoing, we express no opinion with respect to the securities or blue sky laws of the various states.

                  This opinion is being delivered solely for the benefit of the persons to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent. Sidley & Austin may refer to or quote from this


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Sidley & Austin
March 25, 1997
Page 2


opinion in its discretion in connection with opinions it may be requested or required to give in connection with the Registration Statement.

                  The undersigned law firm also hereby consents to the filing of this opinion as an Exhibit to the Registration Statement and to the use of its name in the Registration Statement.

                                Very truly yours,

                                NYEMASTER, GOODE, McLAUGHLIN, VOIGTS, WEST,
                                HANSELL & O'BRIEN, P.C.


                                 By:       /s/ Mark C. Dickinson
                                          --------------------------------------
                                          Mark C. Dickinson









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